EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Porter Bancorp, Inc. 2006 Non-Employee Directors Stock Ownership Incentive Plan of our report dated March 16, 2007 on the consolidated financial statements of Porter Bancorp, Inc., which report is included in Form 10-K for Porter Bancorp, Inc. for the year ended December 31, 2006.

/s/ Crowe Chizek and Company LLC

Louisville, Kentucky
June 11, 2007